Exhibit 10.4

THIS AGREEMENT is made the 1st day of November, 1997

BETWEEN:-

(1) HORSE ENERGY LP, a limited partnership registered in the State of Texas, USA under number 102487-10 whose principal place of business is at 5 Silver Elm Place, The Woodlands, Texas 77381 ("Horse"); and

(2) NATIONAL EQUITIES HOLDINGS INC., a company registered in the State of Delaware, USA under number 2144417 whose principal place of business is at 616 FM 1960 West, Suite 200, Houston, Texas 77090 ("NEHI")

WHEREAS:


(A) Horse is a company which specializes in horizontal oil recovery. Horse identifies oil and gas reserves which have previously been considered uneconomical to develop and re-enters the wells using specialist techniques. Horse identifies wells as development candidates, secures operational rights and develops the reserves. Horse has produced a confidential business plan entitled "Horizontal Oil Recovery Specialists" ("the Business Plan")

(B) NEHI is a company which is involved in oil and gas exploration and production. NEHI is seeking funding in the sum of US $5,000,000 (five million US dollars) and as part of its further commercial objectives will be seeking additional funding in the form of a sale of shares by offer or capital investment and/or is seeking to increase the value of its stock and wants to disclose the contents of the Business Plan and describe association with the Horse LP partners for purposes of raising capital or to increase the value of its stock as aforesaid. Horse is disclosing to NEHI a copy of the Business Plan in accordance with the terms and conditions of this Agreement and NEHI shall be entitled to make no more than 2 further copies. (For the avoidance of doubt NEHI shall only be entitled to disclose 3 versions of the Business Plan including the original copy).

IN CONSIDERATION of the disclosure by Horse of a copy of the confidential Business Plan to NEHI THE PARTNERS HEREBY AGREE:-

1        NEHI shall:-

         1.1 immediately upon disclosure by Horse to NEHI of a copy of the Business Plan issue to Horse 7,871,023 (seven million eight hundred seventy one thousand twenty three) shares of common stock in NEHI together with a share certificate therefor and, for the avoidance of doubt, Horse shall not be liable to make any payment for 7,871,023 (seven million eight hundred seventy one thousand twenty three) shares, and a certificate of delivery of the Business Plan to NEHI by Horse in the form annexed to this Agreement in Schedule 1 and signed by both parties shall be conclusive evidence of disclosure.

         1.2 give to Horse US $5,000,000 (five million US dollars) cash free of any incumbrances the first installment being due 30 days after any investment vehicle is available to be sold to the public but not later than January 1st 1998. The US $5,000,000 (five million US dollars) is to


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                  be paid as needed but not less than US $300,000 per month, the balance being due by June 30th, 1998.

         1.3 pay 80% of all funds raised by a loan or offering or sale of shares in NEHI or any other capital investments made as a result of the disclosure by NEHI of the Business Plan, or summary of the Business Plan or a described association with Horse or any of the Horse partners, to a third party, into an account opened by Horse, according to the schedule set out in clause 1.2 until the balance of such account is at least US $5,000,000 (five million US dollars) in credit unless a lesser amount is allowed by Horse under clause 3 below ("the Requisite Amount").

         1.4 retain 20% of all funds raised by a loan or offering or sale of shares in NEHI or any other capital investments made as a result of the disclosure by NEHI of the Business Plan, or summary of the Business Plan or a described association with Horse or any of the Horse partners to cover NEHI overheads and all costs related to the fund raising.

2        Horse shall:-

         2.1 agree that NEHI shall be granted a 25% limited partner interest (I.C. profit and losses only) in Horse.

         2.2 Upon signature of this document, NEHI shall appoint George Sutherland ("GS"), Jack Chance ("JC") and Feroze Variava ("FV") (together "the Participants") as executive directors on the board of NEHI.

3 In any sale of common stock in NEHI by Horse, NEHI shall have right of first refusal to purchase such stock at market value. In any sale of common stock in Horse by NEHI, Horse shall have right of first refusal to purchase such stock at market value.

4 NEHI shall be entitled to inform third parties of the fact that there is a working relationship between Horse and NEHI and a 25% interest in Horse and to disclose up to three copies or summaries of the Business Plan to third parties, but shall provide Horse with details of the identity of any such party and the contents of any such statement and any such disclosure to a third party can only be for the purpose of raising capital in accordance with this Agreement and shall be subject to the confidentiality provisions below.

5 For the purpose of this Agreement it is necessary that Horse discloses to NEHI confidential information (the "Information") relating to proprietary, business and technical information in the possession of Horse including without limitation future or proposed products and services, intellectual property rights, business forecasts, information on methods of working and application of know-how and for the avoidance of doubt the Business Plan shall be confidential information and the copyright in the Business Plan is proprietary to Horse. The Information may be contained in writing, diagrams, computer programs and may be delivered or communicated orally, in document form, by demonstration or otherwise to NEHI through the personnel of NEHI or of any company associated with NEHI.

6.1 NEHI shall maintain the Information confidential and NEHI shall not disclose such Information to a third party or reproduce the Information in whole or in part or alter, revise, copy or summarize the Business Plan without Horse's prior written consent.


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6.2      NEHI shall not disclose to third parties any more than three copies of the Business Plan without the prior written consent of Horse and Horse shall decide the form and format of any further copies and shall be entitled to stipulate whether or not the names of the Participants shall be disclosed in any further copy of the Business Plan.

6.3 any third party to whom NEHI discloses a copy of the Business Plan must sign a confidentiality agreement in the form annexed to this Agreement in Schedule 2 prior to the disclosure of the Business Plan by NEHI to such third party.

7 NEHI shall neither use the Information nor circulate it within its own organization except and only to the extent necessary for:-

         7.1 discussions and consultations with employees of NEHI solely for the purpose set out in this Agreement and in any event only on a need to know basis; or

         7.2      any other purpose Horse may hereafter authorize in writing.

8 All Information and materials (whether in human-readable or machine-readable form), including without limitation development plans, product or service descriptions, electronic media, documents, manuals, specifications, flowcharts, program listings and file printouts furnished to NEHI shall be and remain the property of Horse and shall be returned to Horse promptly at its request together with any copies made. If Horse shall request the destruction of all material held by NEHI comprised in the Information NEHI shall deliver to Horse within one month of such request a sworn deposition authorized by a notary public confirming that all such material has been destroyed or returned securely to Horse.

9.1 Nothing contained in this Agreement shall be construed as granting or conferring any rights by license or otherwise, expressly or impliedly, for any intellectual property in which Horse or any of the directors thereof may claim proprietary rights or for any use or exploitation of any Information, invention, discovery or improvement made, conceived or acquired prior to or after the date of this Agreement.

9.2 For the avoidance of doubt JC and SM own the intellectual property rights in a device identified any generally described as "A Downhole Adjustable Device for Trajectory Control in the Drilling of Deviated Wells" and described as a "L-R Tool" in the Business Plan (the "Device") and no rights in the Device are given to the parties to this Agreement.

10.1 If Horse decides to make an initial public offering in relation to Horse then NEHI shall have the option to purchase the first 25% of the offered stock at market value.

10.2 In the event that NEHI acquires stock in Horse under clause 10.1 then in any sale of stock in Horse by NEHI, Horse and/or the Participants shall have the first right of refusal to purchase such stock at market value.

10.3 In any sale or offering or proposed disposition of stock in NEHI by NEHI or its directors, Horse and/or the Participants shall have the first option to purchase such stock at market value.


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11       NEHI and NEHI's board of directors shall indemnify Horse and the
         Participants against any and all liability, loss, damage, costs and expenses which Horse may suffer whether direct or consequential as a result of the use, disclosure or publication by NEHI and third parties of the Business Plan in an altered, revised or summarized version or format which has not been authorized by Horse. The indemnity shall also apply to any action proceedings or claims taken by the Securities Exchange Commission or other financial regulatory body taken as a result of an altered, revised or summarized version or format which has not been authorized by Horse.

12 NEHI and NEHI's board of directors shall indemnify Horse and the Participants against any and all liability, loss, damage, costs and expenses which Horse may suffer whether direct or consequential as a result of any activities of NEHI prior to the signing of this Agreement, and vice versa. The indemnity shall also apply to any action proceedings or claims taken by the Securities Exchange Commission or other financial regulatory body taken as a result of an altered, revised or summarized version or format which has not been authorized by Horse.

13 NEHI shall be responsible for ensuring compliance with all financial regulations relating to the subject matter of this Agreement save for any financial regulations relating to the Business Plan which shall be the responsibility of Horse except insofar as any such financial regulations relate to NEHI's use or disclosure of the Business Plan.

14 If NEHI does not comply with the provisions of clauses 1.1, 1.2 and 1.3 above as per the installments set out in clause 1.2, Horse reserves the right to terminate this Agreement without prejudice and NEHI shall immediately cease to be a partner in Horse and shall be entitled to no payment or consideration for the termination.

15 This Agreement contains the entire agreement of the parties concerning the subject matter hereof and supersedes any and all prior agreements between the parties or any of them concerning the same, including the Agreement dated August 20th, 1997 and the Extension of the same dated October 18th, 1997. Each of the parties hereby declares and acknowledges that he or it (as the case may be) is not entering into this Agreement in reliance upon any representation or warranty or understanding express or implied which is not contained expressly in this Agreement itself and (for the avoidance of doubt) hereby irrevocably and unconditionally waives any right to any remedy of whatsoever nature (whether damages rescission or otherwise) for any breach of any such representation or warranty which there may have been or which may hereafter occur.

16 If any provision of this Agreement is held invalid void or unenforceable for any reason whatsoever the validity legality and enforceability of the remaining provisions hereof shall not in any way be affected, impaired or restricted thereby.

17 The parties agree that all terms and conditions contained in this Agreement are reasonable.

18 This Agreement is personal to the parties and may not be assigned to any third party.


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19       This Agreement may not be modified or varied in whole or in part except by a written instrument duly executed by each of the parties.


IN WITNESS WHEREOF the parties hereto have caused this Agreement to be signed by their respective duly authorized representatives.

Signed for and on behalf of         )
HORSE ENERGY LP                     )
by                                  )

/s/ George Sutherland
 ................................
Name (signed and printed)

Date:    .....11/5..... 1997


Signed for and on behalf of         )
NATIONAL EQUITIES HOLDINGS INC.     )
by                                  )

/s/ Bill M. Knollenberg
 ................................
Name (signed and printed)

Date:    .....11/05.... 1997


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                                   SCHEDULE 1
                                   ----------



                             CERTIFICATE OF DELIVERY
                             -----------------------


I, George Sutherland, a director of Horse Energy L.P. hereby certify that at 9 a.m./p.m. on November 1st, 1997 I did hand over to Bill Knollenberg of National Equities Holdings Inc. a copy of the Business Plan as defined in paragraph (A) of the Recitals and referred to in clause 1 of the Agreement dated November 1st, 1997 between Horse Energy L.P. and National Equities Holdings Inc.




/s/ George Sutherland
---------------------------------
George Sutherland
for and on behalf of
Horse Energy L.P.



/s/ Bill Knollenberg
---------------------------------
Bill Knollenberg
received by and on behalf of
National Equities Holdings Inc.